UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2010
CAPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33934	26-1294270

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey	08210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 465-5600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2. 02 Results of Operations and Financial Condition
On April 26, 2010, Cape Bancorp, Inc. (the “Company”) issued a press release reporting its financial results for the quarter ended March 31, 2010. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 26, 2010, the Company announced the retirement of Guy A. Deninger as Executive Vice President, Chief Lending Officer of Cape Bank and Cape Bancorp, Inc., effective July 31, 2010.
Item 7.01 Regulation FD Disclosure
The Company will make a presentation at its Annual Meeting of Stockholders to be held at The Cape Bank Conference Center, located at 211 North Main Street, Cape May Court House, New Jersey 08210, at 10:00 a.m., local time, on April 26, 2010. The presentation provides an overview of the Company’s business and strategic focus. A copy of the presentation is attached as Exhibit 99.2 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.
Item 9.01. Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired. Not applicable
(b) Pro Forma Financial Information. Not Applicable
(c) Shell Company Transactions. Not Applicable
(d) Exhibits.

Exhibit No.	Description

99.1	Press release regarding earnings, dated April 26, 2010, issued by Cape Bancorp, Inc.

99.2	Presentation to be made at the Company’s Annual Meeting of Stockholders on April 26, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.
DATE: April 26, 2010	By:	/s/ Guy Hackney
Guy Hackney
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release regarding earnings, dated April 26, 2010, issued by Cape Bancorp, Inc.

99.2	Presentation to be made at the Company’s Annual Meeting of Stockholders on April 26, 2010.